EXHIBIT 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 of Whiting Petroleum Corporation; and to the incorporation by reference of our report dated February 27, 2014 with respect to the financial statements of Kodiak Oil & Gas Corp. as of December 31, 2013 and 2012 and each of the three years in the period ended December 31, 2013.

/s/ Ernst & Young LLP

Denver, Colorado

November 20, 2015